UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

Cameron International Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-513-3300

Not Applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On May 25, 2011, Cameron International Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale of $250,000,000 in aggregate principal amount of the Company’s Floating Rate Senior Notes due 2014 (the “Floating Rate Notes”), $250,000,000 in aggregate principal amount of the Company’s 4.50% Senior Notes due 2021 (the “2021 Notes”) and $250,000,000 in aggregate principal amount of the Company’s 5.95% Senior Notes due 2041 (the “2041 Notes” and, together with the Floating Rate Notes and the 2021 Notes, the “Notes”).

The Company intends to use the net proceeds from the offering of the Notes to purchase or redeem the Company’s 2.50% Convertible Senior Notes due 2026 (the “2.50% Convertible Notes”) and for general corporate purposes.  The closing of the Notes offering is expected to occur on June 2, 2011, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions.  Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”).

The Underwriters and their respective affiliates have, from time to time, engaged in transactions with the Company in the ordinary course of business, and they have performed investment banking and commercial banking services for the Company and have received customary fees for these services.  In addition, affiliates of certain Underwriters are lenders under the Company’s revolving credit facilities.  Further, certain of the Underwriters or their affiliates are holders of the 2.50% Convertible Notes.  Accordingly, such Underwriters or their affiliates may receive a portion of the offering proceeds upon any purchase or redemption by the Company of the 2.50% Convertible Notes.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligation thereunder.  The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Notes were offered and sold under a prospectus filed with the Securities and Exchange Commission pursuant to the Securities Act in connection with the Company’s shelf registration statement on Form S-3 (Registration No. 333-151838). The Notes will be issued pursuant to an indenture entered into between the Company and Wells Fargo Bank, National Association, as Trustee on June 26, 2008.

Item 7.01              Regulation FD Disclosure.

On May 25, 2011, the Company issued a press release announcing the pricing of the Notes.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 25, 2011, between the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the several underwriters identified therein, in connection with the offer and sale of $250,000,000 in aggregate principal amount of the Company’s Floating Rate Senior Notes due 2014, $250,000,000 in aggregate principal amount of the Company’s 4.50% Senior Notes due 2021 and $250,000,000 in aggregate principal amount of the Company’s 5.95% Senior Notes due 2041.

99.1	Press release of the Company, dated May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION

Date: May 26, 2011	By:	/s/ WILLIAM C. LEMMER
William C. Lemmer
Senior Vice President and
General Counsel

Exhibit Index

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 25, 2011, between the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc., as representatives of the several underwriters identified therein, in connection with the offer and sale of $250,000,000 in aggregate principal amount of the Company’s Floating Rate Senior Notes due 2014, $250,000,000 in aggregate principal amount of the Company’s 4.50% Senior Notes due 2021 and $250,000,000 in aggregate principal amount of the Company’s 5.95% Senior Notes due 2041.

99.1	Press release of the Company, dated May 25, 2011.